Exhibit 99.1

Global Partners Signs Purchase and Sale Agreement for Planned Divestiture of 31 Non-Strategic Retail Sites

WALTHAM, Mass.--(BUSINESS WIRE)--May 26, 2016--Global Partners LP (NYSE: GLP) today announced that, through a wholly owned subsidiary, it has entered into a Purchase and Sale Agreement with Mirabito Holdings, Inc. of Binghamton, NY to sell to Mirabito 31 non-strategic gasoline stations and convenience stores located in New York and Pennsylvania. In addition, the parties will enter into long-term supply contracts for branded and unbranded gasoline and other petroleum products. The retail assets were acquired by the Partnership in January 2015 in connection with the purchase of Warren Equities, Inc. and its subsidiaries. Subject to customary due diligence, the transaction is expected to close in the third quarter of 2016.

“The sale of these non-strategic sites reflects our ongoing strategy to streamline our retail portfolio and optimize our assets,” said Eric Slifka, president and CEO of Global Partners. “This transaction, together with our previously announced plan to sell non-strategic retail locations in the Northeast and Mid-Atlantic through NRC Realty & Capital Advisors, is part of the approximately 125-site strategic divestiture program we outlined to investors earlier this year.”

About Global Partners LP

A publicly traded master limited partnership, Global is a midstream logistics and marketing company that owns, controls or has access to one of the largest terminal networks of petroleum products and renewable fuels in the Northeast. Global also is one of the largest distributors of gasoline, distillates, residual oil and renewable fuels to wholesalers, retailers and commercial customers in New England and New York. The Partnership is engaged in the transportation of crude oil and other products by rail from the mid-continental U.S. and Canada to the East and West Coasts for distribution to refiners and others. With approximately 1,500 locations, primarily in the Northeast, Global also is one of the largest independent owners, suppliers and operators of gasoline stations and convenience stores. Global is No. 180 in the Fortune 500 list of America’s largest corporations. For additional information, visit www.globalp.com.

Forward-looking Statements

Certain statements and information in this press release may constitute “forward-looking statements.” The words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could” or other similar expressions are intended to identify forward-looking statements, which are generally not historical in nature. These forward-looking statements are based on our current expectations and beliefs concerning future developments and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate. All comments concerning our expectations for future revenues and operating results are based on our forecasts for our existing operations and do not include the potential impact of any future acquisitions. Our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control) and assumptions that could cause actual results to differ materially from our historical experience and our present expectations or projections.

For additional information regarding known material factors that could cause our actual results to differ from our projected results, please see our filings with the SEC, including our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date hereof. We undertake no obligation to publicly update or revise any forward-looking statements after the date they are made, whether as a result of new information, future events or otherwise.

CONTACT:
Global Partners LP
Daphne H. Foster, 781-894-8800
Chief Financial Officer
or
Edward J. Faneuil, 781-894-8800
Executive Vice President, General Counsel and Secretary